Exhibit (h)(1)(iv)

               AMENDMENT TO TRANSFER AGENCY AND SERVICES AGREEMENT

         This Amendment dated as of October 25, 2001, is made by and between Whitehall Funds Trust, f/k/a IBJ Funds Trust, (the "Fund") and PFPC Inc., f/k/a First Data Investor Services Group, Inc. ("PFPC").

                                WITNESSETH THAT:

         WHEREAS, the parties originally entered into a Transfer Agency and Services Agreement dated March 1, 1998 (the "Agreement"), wherein PFPC agreed to provide certain services to the Fund;

         WHEREAS, the Parties reserved to themselves the power to amend the Agreement in a writing executed by the parties;

         WHEREAS, the parties now desire to make certain changes to the Agreement as set forth below;

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. All references in the Agreement (including any Exhibits and Schedules thereto) to "First Data Investor Services Group, Inc." are deleted and replaced with "PFPC Inc.". All references in the Agreement (including any Exhibits and Schedules thereto) to "FDISG" and "Investor Services Group" are hereby deleted and replaced with "PFPC'.

2. All references in the Agreement (including any Exhibits and Schedules thereto) to "IBJ Funds Trust" are deleted and replaced with "Whitehall Funds Trust".

3. Exhibit 1 List of Portfolios is hereby deleted and replaced with the attached Exhibit 1.

4. This Amendment constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supercedes all prior communications with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

Whitehall Funds Trust (f/k/a IBJ Trust)              PFPC Inc. (f/k/a First Data Investor Funds Services
                                                     Group, Inc.)
By: /S/ JOSEPH E. BRESLIN                            By: /S/ MICHAEL DENOFRIO
    -----------------------                              -----------------------
Name:   Joseph E. Breslin                            Name:   Michael Denofrio
Title:  President                                    Title:  Executive Vice President

                                    Exhibit 1

                               LIST OF PORTFOLIOS

                              Whitehall Growth Fund
                        Whitehall Growth and Income Fund
                          Whitehall Enhanced Index Fund
                            Whitehall High Yield Fund
                              Whitehall Income Fund